Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Based on my knowledge, I, Lawrence J. Steenvoorden, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of CareCloud, Inc. on Form 10-Q for the quarter ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of CareCloud, Inc.

CareCloud, Inc.

	By:	/s/ Lawrence J. Steenvoorden
Lawrence J. Steenvoorden
Chief Financial Officer (Principal Financial Officer)

Dated:
August 3, 2023